Exhibit 99.1

Blue World Acquisition Corporation Announces Its Intension to Extend the Deadline for an Initial Business Combination

New York, NY, Jan. 31, 2023 (GLOBE NEWSWIRE) -- Blue World Acquisition Corporation (the “Company”) (NASDAQ: BWAQ) today announced that the Company intends to extend the period of time the Company has to consummate a business combination by three months from February 2, 2023 to May 2, 2023.

As provided in the current governing document of the Company, the Management has the option, but no obligation, to extend the period to consummation its initial business combination beyond February 2, 2023 by depositing $920,000 into the Trust Account for each three-month extension, representing an additional $0.10 per public share, in connection with such additional extensions, up to three times until November 2, 2023.

About Blue World Acquisition Corporation

Blue World Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected, including the funding of the Trust Account to further extend the period for the Company to consummate an initial business combination, if needed. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks,” “may,” “might,” “plan,” “possible,” “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect the Company’s management’s current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. In addition, please refer to the Risk Factors section of the Company’s Form 10-K and its Quarterly Reports on Form 10-Q for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Contact Information:

Liang (Simon) Shi
Chairman and Chief Executive Officer
Email: liang.shi@zeninpartners.com
Tel: (646) 998-9582

Investor Relations:
Jingwen Zhu
Associate
Email: jingwenzhu@zeninpartners.com
Tel: 86 13671834329